                                                                   EXHIBIT 10.51
                                 Loan Agreement

     This is an agreement dated as of May 30, 2003 between Viisage Technology, Inc., a Delaware corporation ("Borrower"), and Lau Acquisition Corp., a Massachusetts corporation ("Lender").

     1. Circumstances of the agreement. Borrower and Lender enter into this agreement in the following circumstances.

          A. Borrower is in the business of developing and implementing digital identification systems and biometric identification technology. Among Borrower's customers are (1) state governments and state government agencies which use Borrower's systems to produce drivers' licenses and other identification cards, (2) third parties which enter into contracts with state governments or state government agencies and then engage Borrower by subcontract to provide identification systems, and (3) third parties which engage Borrower to provide identification systems in commercial applications.

          B. Borrower and Key Equipment Finance, a division of Key Corporate Capital, Inc. ("KEF"), entered into a Master Equipment Lease Agreement dated July 13, 2001, as amended on that date and on October 21, 2002 ("KEF Agreement") pursuant to which KEF agreed to provide financing for the Wisconsin Contract (as defined below) and the Arkansas Contract (as defined below).

          C. Borrower and the State of Arkansas Department of Finance ("Arkansas") entered into a contract designated as Contract No. ST-98-1374, dated September 1, 1998 ("Arkansas Contract"), which obliged Borrower to furnish a digital imaging system to be used to produce drivers' licenses ("Arkansas System"). KEF financed Borrower's performance under the Arkansas Contract through the KEF Agreement.

          D. Borrower and the Department of Transportation of the State of Wisconsin ("Wisconsin") awarded Borrower the Color Digitized Driver's License & ID Card Production System Agreement dated February 25, 1997, as most recently amended by a Second Amendment to Agreement dated November 22, 2000 ("Wisconsin Contract"), which obliged Borrower to furnish a digital imaging system to be used to produce drivers' licenses ("Wisconsin System"). KEF financed Borrower's performance under the Wisconsin Contract through the KEF Agreement.

          E. Borrower desires to repay in full the outstanding obligations owing to KEF under the KEF Agreement with the financing provided by this agreement.

          F. Borrower has also been awarded the following contracts under which Borrower will furnish a digital imaging system to be used to produce drivers' licenses ("Other Contracts"):

State/Agency                         Contract Date/Number          System                        Term
Georgia Dept. of Motor Vehicle       Digitized License System      Driver's licenses, etc.       Two years with
Safety ("Georgia")                   Contract dated November 12,   ("Georgia System")            five one year
                                     2002                                                        options
                                     ("Georgia Contract")

Oklahoma Dept. of Central Services   Purchase Order #BP22488       Driver's licenses             Two years with
("Oklahoma")                         dated November 7, 2002        ("Oklahoma System")           four one year
                                     ("Oklahoma Contract")                                       options

          G. Borrower has requested that Lender provide financing for the Other Contracts, the Arkansas Contract and the Wisconsin Contract (collectively, the "Contracts") up to the following amounts (provided that at no time shall the aggregate amounts outstanding under the Loans exceed $7,000,000) or such lesser amounts that represent the outstanding balance of all advances (the "Loans"):

       Contract                              Loan Amount

       Georgia Contract            $3,000,000.00  ("Georgia Loan")
       Arkansas Contract           $1,562,307.92  ("Arkansas Loan")
       Oklahoma Contract           $2,500,000.00  ("Oklahoma Loan")
       Wisconsin Contract          $  287,431.31  ("Wisconsin Loan")

          H. Lender has approved Borrower's loan requests as of the date hereof on the terms and conditions set forth in this agreement and in the other documents signed on this date. Among those conditions is the termination of the KEF Agreement and the repayment in full of all of the outstanding obligations owing to KEF.

          I. As a matter of administrative convenience the parties wish to set forth in a single loan agreement their understandings concerning the Loans. That is the purpose of this agreement.

          J. For good and valuable consideration, the receipt and adequacy of which each party acknowledges, Borrower and Lender agree as follows.

     2.   Intentionally Left Blank.

     3.   Intentionally Left Blank.

     4. Certain definitions. The following defined terms are used in this agreement.

          A. "Loan Documents" means this agreement and all other instruments, agreements, and documents signed and delivered to Lender by any person who purports to be an officer of Borrower, regardless of whether the same are signed and delivered before, upon, on or after the date of this agreement, in connection with any aspect of the transactions contemplated by this agreement, including without implied limitation all promissory notes, security agreements, account control agreements, and collateral assignments, together with all amendments, restatements, modifications, replacements, renewals, supplements, and substitutions. A list of the Loan Documents as of the date of this agreement is attached to this agreement as Exhibit B.

          B. "Related Documents" means all agreements and other documents signed and delivered to Lender between or among any third party and Lender and/or Borrower, regardless of whether such agreements and other documents are signed and delivered before, upon, or after the date of this agreement, in connection with any aspect of the transactions contemplated by this agreement, together with all amendments, restatements, modifications, replacements, renewals, supplements, and substitutions. A list of the Related Documents as of the date of this agreement is attached to this agreement as Exhibit C.

          C. "Obligations" means all monetary and non-monetary obligations, whether of payment, performance, observance, or otherwise, owed to Lender by Borrower in connection with the transactions contemplated (i) by this agreement,
(ii) by the other Loan Documents, and/or (iii) by the Related Documents, regardless of whether such obligations are now existing or hereafter arising liquidated or unliquidated, due or to become due, matured or unmatured, contingent or absolute, or joint, several, or joint and several.

          D. Definitions of the following terms are stated elsewhere in this agreement:

          -------------------------------------------------------------
                                Term                        Section
          -------------------------------------------------------------
          Account Control Agreement                            7B
          -------------------------------------------------------------
          Acquisition                                          10B
          -------------------------------------------------------------
          Additional Advances                                  5A
          -------------------------------------------------------------
          Arkansas, Arkansas Contract, Arkansas System         1C
          -------------------------------------------------------------
          Arkansas Loan                                        1G
          -------------------------------------------------------------
          Breach Date                                          19
          -------------------------------------------------------------
          Code                                                 21M
          -------------------------------------------------------------
          Collateral                                           14A
          -------------------------------------------------------------
          Commerce                                             14A
          -------------------------------------------------------------
          Commerce Agreement                                   14A
          -------------------------------------------------------------
          Common Stock                                         23T
          -------------------------------------------------------------
          Contract Payments                                    7B
          -------------------------------------------------------------
          Contracts                                            1G
          -------------------------------------------------------------

          -------------------------------------------------------------
                                Term                           Section
          -------------------------------------------------------------
          Cure Period                                         19
          -------------------------------------------------------------
          Customer                                            13
          -------------------------------------------------------------
          Deposit Account                                     7B
          -------------------------------------------------------------
          ERISA                                               21M
          -------------------------------------------------------------
          Event of Default                                    24
          -------------------------------------------------------------
          FBC                                                 14A
          -------------------------------------------------------------
          FBC Agreement                                       14A
          -------------------------------------------------------------
          Fiscal Monthly Close                                21A
          -------------------------------------------------------------
          GAAP                                                20B
          -------------------------------------------------------------
          Georgia, Georgia Contract, Georgia System           1F
          -------------------------------------------------------------
          Georgia Loan                                        1G
          -------------------------------------------------------------
          Identification Division                             17
          -------------------------------------------------------------
          Initial Business Information                        22H
          -------------------------------------------------------------
          Intercreditor Agreement                             14B
          -------------------------------------------------------------
          Invest                                              10A
          -------------------------------------------------------------
          IP Security Agreement                               24.1
          -------------------------------------------------------------
          IRS                                                 23J
          -------------------------------------------------------------
          KEF                                                 1B
          -------------------------------------------------------------
          KEF Agreement                                       1B
          -------------------------------------------------------------
          Loans                                               1L
          -------------------------------------------------------------
          Modification                                        13A
          -------------------------------------------------------------
          New Collateral                                      13C
          -------------------------------------------------------------
          New Customer Contract                               13A
          -------------------------------------------------------------
          Nondisclosure Agreement                             27P
          -------------------------------------------------------------
          Notes                                               5A
          -------------------------------------------------------------
          Oklahoma, Oklahoma Contract, Oklahoma System        1F
          -------------------------------------------------------------
          Oklahoma Loan                                       1G
          -------------------------------------------------------------
          Other Contracts                                     1F
          -------------------------------------------------------------
          Overadvance                                         8
          -------------------------------------------------------------
          PBGC                                                23J
          -------------------------------------------------------------
          Pension Plan, Pension Plans                         21M
          -------------------------------------------------------------
          Plan, Plans                                         21M
          -------------------------------------------------------------
          Principal Agreements                                22A
          -------------------------------------------------------------
          Revolver                                            1B
          -------------------------------------------------------------
          Security Agreement                                  14A
          -------------------------------------------------------------
          State Contract Payments                             7B
          -------------------------------------------------------------
          Third-Party Loans                                   24
          -------------------------------------------------------------
          Voidable Transfer                                   27Q
          -------------------------------------------------------------
          Wisconsin, Wisconsin Contract, Wisconsin System     1D
          -------------------------------------------------------------
          Wisconsin Loan                                      1G
          -------------------------------------------------------------

     5. Loans. Subject to the fulfillment, to the satisfaction of the Lender, of each of the conditions precedent set forth on Exhibit A hereto, the terms and conditions of this Section 5, and to the other terms and conditions of this agreement and the other Loan Documents, Lender agrees to lend Borrower up to the sums of money set forth below (provided that at no time shall the aggregate amounts outstanding under the Loans exceed $7,000,000):

          Loan Name                         Loan Amount

          Georgia Loan                      $3,000,000.00
          Arkansas Loan                     $1,562,307.92
          Oklahoma Loan                     $2,500,000.00
          Wisconsin Loan                    $  287,431.31

     The obligation of the Lender to continue to extend credit hereunder is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth on Exhibit A hereto. The failure by Borrower to so perform or cause to be performed such conditions subsequent on or before the applicable dates shall constitute an Event of Default hereunder.

          A. Borrower's indebtedness for the Loans shall be evidenced by Borrower's promissory notes in the respective face amounts of $3,000,000.00, $1,562,307.92, $2,500,000.00 and $287,431.31, all dated the date of this agreement ("Notes"). After the date hereof, the Borrower may request additional advances ("Additional Advances") as part of each of the Loans which will be funded at the discretion of the Lender; provided however, in no event will Additional Advances be funded (i) as long as the aggregate principal and interest outstanding under the Loans is greater than $7,000,000, or would be greater than $7,000,000 as a result of making the Additional Advances, (ii) if the representations and warranties contained in this agreement and the other Loan Documents are not true and correct in all material respects on and as of the date of such Additional Advances, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) if an Event of Default shall have occurred and be continuing on the date of such Additional Advances, or shall result from the making thereof, or
(iv) if an injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the Additional Advances shall have been issued and remain in force by any governmental agency or authority against Borrower or Lender. All Additional Advances shall constitute a portion of the Loans and the Notes for all purposes under this agreement and the Loan Documents.

          B. The proceeds of the Loans shall be used only for the purposes and in the amounts set forth in Section 6 of this agreement. No material deviations from such purposes and amounts shall be made without Lender's prior express written consent.

          C. Lender and Borrower intend all of the Loans and all of the Loan Documents to constitute secured transactions governed by Article 9 of the Massachusetts Uniform Commercial Code. Without limiting the generality of the preceding sentence, the parties do not intend the Loans and the Loan Documents to constitute leases (or finance leases) governed by Article 2A of such Code.

     6.   Use of the proceeds of the Loans.

          A. Borrower shall use the proceeds of each of the Loans only to (i) repay in full the outstanding obligations owing to KEF under the KEF Agreement,
(ii) finance the development, fabrication, and installation of the Georgia System and the Oklahoma System and (iii) pay all fees and expenses relating to the closing of the transactions contemplated by this agreement. Borrower warrants and represents to Lender that it will use (1) not more than $3,000,000.00 and $2,500,000 of such proceeds for materials and equipment needed to fabricate respectively the Georgia System and the Oklahoma System, and (2) not more than $1,850,000 to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to KEF under the KEF Agreement.

          B. From time to time at Lender's written request Borrower shall furnish Lender with written reports concerning all aspects of the performance of the Contracts, such reports to be (1) delivered to Lender within ten days after Lender's written request, (2) in such detail as Lender reasonably requests, (3) signed by a senior officer of Borrower, and (4) accompanied by copies of such documents as Lender reasonably requests. From time to time at Lender's request, Borrower also shall arrange for meetings between representatives of Lender and those of Borrower's senior employees who then are most knowledgeable concerning the performance of the Contracts.

     7.   Special provisions concerning all of the Contracts.

          A. Borrower warrants and represents to Lender (1) that the copies of the Contracts attached to this agreement as collective Exhibit E are true and complete and (2) that the Contracts (a) have not been modified or supplemented, except as disclosed in Exhibit E, (b) state the entire agreement of the parties, and (c) are in full force and effect. Borrower further warrants and represents to Lender (1) that Borrower has (and at all times will have) the personnel and the technical knowledge necessary for Borrower to perform all of its duties under the Contracts, and (2) that with respect to the Contracts, Borrower neither has made any misstatement of material fact nor has failed to disclose any material fact the omission of which would make any statement materially misleading. Borrower covenants and agrees with Lender (1) that without Lender's prior express written consent, which shall not be unreasonably withheld or delayed, Borrower will not consent to any material modification, supplementation, or termination of any of the Contracts, (2) that Borrower will deliver promptly to Lender a copy of every notice of a material nature concerning the Contracts, (3) that Borrower immediately will notify Lender in writing of any circumstance or occurrence which arguably constitutes a material default by either party to any of the Contracts, and (4) that in case of any default by Borrower on any of the Contracts, Borrower shall cure the default promptly and shall take any and all other actions necessary to prevent termination of such contract.

          B. Payments on Contracts. Borrower acknowledges and agrees that one important condition of Lender's willingness to make the Loans is the protection of Lender's senior security interest in, and control of, all payments to be made to Borrower pursuant to the Contracts ("State Contract Payments"). Borrower covenants and agrees with Lender that (i) Borrower shall arrange with each party to the Contracts, in a manner satisfactory to Lender, for all State Contract Payments to be sent directly to the deposit account ("Deposit Account") previously established pursuant to a certain Account Control and Servicing Agreement of even date between Lender, Commerce Bank & Trust Company and Borrower ("Account Control Agreement"), (ii) Lender in its sole discretion may apply to the Obligations any and all funds in the Deposit Account, and (iii) Borrower shall maintain at least $120,000 in cash in the Deposit Account at all times during the term of this Agreement.

     8. Payments and Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to this agreement and the other Loan Documents is greater than $7,000,000 (an "Overadvance"), Borrower immediately shall pay to Lender, upon the earlier of its knowledge of the Overadvance or written notice from Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in its discretion. In addition, Borrower hereby promises to pay to the Lender the Obligations owed by Borrower to Lender pursuant to this agreement and the other Loan

Documents in full as and when due and payable under the terms of this agreement and the other Loan Documents.

     9. Prohibition regarding dividends and distributions. Borrower covenants and agrees with Lender that it will neither (1) pay any cash dividends to any of its stockholders nor (2) make any other cash distribution to any of its stockholders other than in the ordinary course of business.

     10.  Prohibition regarding loans, investments, and acquisitions.

          A. Borrower covenants and agrees with Lender that except as provided in the next sentence Borrower will not Invest (as defined below) in any business organization. With Lender's prior express written consent, which shall not be unreasonably withheld or delayed (and as long as the Commerce Agreement is in effect shall mirror the determination of Commerce), Borrower may Invest a total of $250,000 per fiscal year in joint ventures in which Borrower is a joint venturer. In this Section 10, "Invest" means (i) to lend money, (ii) to guaranty another's obligations, (iii) to purchase securities, or (iv) to acquire or agree to acquire any equity interest.

          B. Acquisitions. Without Lender's prior express written consent, which shall not be unreasonably withheld or delayed (and as long as the Commerce Agreement is in effect shall mirror the determination of Commerce), Borrower shall not make any Acquisition. "Acquisition" means the purchase or other acquisition of all or substantially all the assets of (1) any business organization or (2) any separate division or unit of any business organization.

     10.1 Subordinated debt. Borrower shall make no payments of principal on any debt that is subordinated to all or any part of the Obligations, and at any time when any Event of Default is outstanding Borrower shall make no payments of interest on any such subordinated debt.

     11. Restriction on redemption of stock. Borrower covenants and agrees with Lender that except as provided in the next sentence it will not repurchase, redeem, or otherwise acquire (1) any shares of its common stock, whenever issued, or (2) any shares of its preferred stock issued after June 15, 2000. Pursuant to its profit-sharing plan Borrower may purchase not more than $200,000 per fiscal year of its common stock on the open market in the names of (or for the benefit of) its profit-sharing plan participants. Borrower further covenants and agrees that it will not repurchase, redeem, or otherwise acquire any shares of its preferred stock which were issued and outstanding on June 15, 2000 at any time when (1) an Event of Default is outstanding or when (2) there exists a circumstance or occurrence which with the passing of time or the giving of notice (or both) would constitute an Event of Default.

     12.   Intentionally left blank.

     13. Assurances concerning future customer contracts and other assets. Lender and Borrower wish to provide for the possibility that after the date of this agreement Borrower may (i) enter into new contracts to provide goods and/or services to customers ("Customers") and/or (ii) acquire certain new property rights.

           A. Except as provided in the next two sentences, Borrower shall not without Lender's prior express written consent (1) enter into any new contract with a Customer ("New Customer Contract") or (2) renew, modify, or supplement any existing Contract with a Customer ("Modification"), if it is reasonably likely that in the performance thereof Borrower would need to incur any indebtedness for borrowed money. Borrower may enter into any New Customer Contract without Lender's prior express written consent (1) if it is not reasonably likely that in the performance of such contract Borrower will need to incur any indebtedness for borrowed money or (2) if the total of all such borrowings likely to be made in any one fiscal year on all

New Customer Contracts does not exceed One Million Dollars ($1,000,000). Borrower may enter into any Modification without Lender's prior express written consent (i) if it is not reasonably likely that in the performance of such Modification Borrower will need to incur any indebtedness for borrowed money or
(ii) if the total of all such indebtedness likely to be incurred in any fiscal year on all Modifications does not exceed Seven Hundred Fifty Thousand Dollars ($750,000). Whenever Lender's consent is required under the provisions of this
Section 13A, Lender shall notify Borrower of Lender's decision within a reasonable time. By giving any consent under this Section 13A, Lender shall be deemed to have (i) consented to Borrower's financing of the New Customer Contract or Modification through a third party ("Financing Organization") and
(ii) agreed to subordinate its security interest, if any, to a security interest of the Financing Organization in the New Customer Contract or Modification, provided that the Financing Organization enters into an intercreditor agreement on substantially the same terms as are included in the current Intercreditor Agreement (identified in Section 14 below).

           B. Borrower agrees (1) to notify Lender at least fifteen days before entering into any New Customer Contract (other than routine modifications and routine change orders made in the ordinary course of business), (2) to provide Lender with such documents and information as Lender reasonably requests relating to the New Customer Contract, and (3) within thirty days after signing the New Customer Contract, unless the New Customer Contract is financed by a third party in accordance with all applicable provisions of this agreement and the other Loan Documents and the Related Documents, (a) to obtain from the other party to the New Customer Contract and to deliver to Lender a written consent and acknowledgment of Lender's security interest and (b) to deliver to Lender such documents as Lender decides advisable to perfect its security interest in the New Customer Contract.

           C. Borrower shall (1) notify Lender within five days after acquiring any property rights as to which Lender possesses a security interest and such security interest arguably is not perfected by the financing statements and other documents then in existence ("New Collateral"), (2) sign and deliver to Lender within five days after Lender's request such documents as Lender decides advisable to ensure the perfection of its security interest, if any, in the New Collateral, and (3) reimburse Lender within five days for such reasonable legal fees and expenses as Lender may incur in connection with the matters covered by this Section 13C. Nothing in this Section 13C shall be construed in derogation of Lender's rights under any other provision of this agreement, the other Loan Documents, or the Related Documents.

     14.   Intercreditor Matters.

           A. Borrower previously has obtained financing for specific contracts (a) from KEF pursuant to the KEF Agreement, (b) from Fleet Business Credit, LLC ("FBC") pursuant to a Purchase Agreement dated September 12, 1996 between Borrower and FBC's predecessor, as amended December 9, 1997, November 20, 1998 (twice), April 26, 1999, June 15, 2000, September 30, 2002, February 7,
2003 and as may be amended from time to time in accordance with the terms hereof ("FBC Agreement"), and (c) from Commerce Bank & Trust Company ("Commerce") pursuant to a Second Amended and Restated Loan Agreement dated December 12, 2002, as amended of even date herewith and as may be amended from time to time in accordance with the terms hereof, between Borrower and Commerce ("Commerce Agreement"). Borrower covenants and agrees with Lender not to amend, modify, or otherwise change the terms and conditions of the FBC Agreement or the Commerce Agreement in any way that is reasonably likely to have a materially adverse effect upon the value of Lender's security interest in the Collateral (as defined in the Security Agreement ("Security Agreement") dated as of the date hereof between the Lender and Borrower). Without limiting the generality of the preceding sentence, Borrower shall not modify the FBC Agreement or the Commerce Agreement so as to reduce or diminish the value of those rights of Borrower that are described in the Intercreditor Agreement as "Lease Residual Rights". Borrower (1) shall notify Lender in writing before signing any amendment, modification, or other document that materially affects the FBC Agreement or the Commerce Agreement, including any amendment or modification to Section 18 of the Commerce Agreement, (2) shall notify Lender in writing before signing any new agreement with FBC or Commerce, and (3) within five business days after such signing shall deliver to Lender a copy of all such instruments and all related documents.

           B. From time to time both FBC and Commerce may hold a security interest in certain of Borrower's assets and/or may purchase certain of Borrower's assets, as described in a certain Intercreditor Agreement dated as of May 30, 2003, among Lender, Commerce, and FBC ("Intercreditor Agreement"). Any material violation of Lender's rights under the Intercreditor Agreement by FBC or Commerce shall constitute an Event of Default under this agreement. Borrower covenants and agrees to notify Lender in writing immediately of any circumstance or occurrence that constitutes such a violation.

     15.   Intentionally left blank.

     16.   Intentionally left blank.

     17. Scope of "Identification Division". Borrower's business is divided into two business units, one of which is known as the "Identification Division." For purposes of Sections 18 and 19 of this agreement, the term "Identification Division" means the segment of Borrower's business that contracts to develop and implement digital identification systems that produce identification cards that are virtually tamper proof and utilize facial recognition and other biometrics with or without cards for the real-time identification (one-to-many) and verification (one-to-one) of individuals.

     18. Financial covenants. Borrower covenants and agrees with Lender that the financial covenants and all supporting exhibits and definitions found in
Section 18 of the Commerce Agreement, as amended or amended and restated from time to time, are incorporated herein by this reference as if fully set forth herein. When provisions in the Commerce Agreement are incorporated by reference herein, the terms therein shall have the meaning ascribed to them in the Commerce Agreement unless, when such provisions are read as part of this agreement, the context otherwise requires, or unless such terms are otherwise defined in this Agreement. Notwithstanding the termination of the Commerce Agreement, the terms hereof incorporated by reference from the Commerce Agreement shall remain in effect herein in the form set forth in the Commerce Agreement immediately prior to its termination.

     19. Cure of financial covenant defaults. A breach of any covenant set forth in Section 18B, 18C, 18D, or 18E (but not 18A) of the Commerce Agreement as of the end of any quarter of Borrower's fiscal year ("Breach Date") shall not constitute an Event of Default if (i) within forty-five days after the end of the fiscal quarter with respect to which the breach occurred ("Cure Period"), Borrower obtains either new equity investments or new debt, subordinated on terms reasonably satisfactory to Lender, which, had it been obtained as of the Breach Date, would have prevented the breach, (ii) before the end of the Cure Period, Borrower (a) notifies Lender of the foregoing actions and (b) provides Lender with such documents and information as Lender requests in connection therewith, (iii) Borrower accomplishes the foregoing actions without any violation of the terms and conditions of this agreement or any of the other Loan Documents, and (iv) no other Event of Default is outstanding at any time during the Cure Period.

     20.    Methodology for determining compliance with covenants.

            A. Compliance with all the financial covenants in this agreement shall be determined from the financial statements submitted to Lender pursuant to this agreement, together with such other information as Lender obtains. Borrower shall ensure that such financial statements permit the ready and accurate calculation of all ratios and other components of the covenants. If Lender reasonably determines to its satisfaction that such financial statements do not fully or accurately report the information necessary to calculate such items, then Borrower shall appropriately revise or supplement the financial statements within ten days after Lender's written request.

            B. If there arises any uncertainty concerning the meaning or application of any term of any financial covenant, and if generally accepted accounting principles ("GAAP") are applicable, then GAAP shall control. Otherwise Borrower agrees to accept Lender's reasonable determination of the meaning and application of the terms of the covenants. If any uncertainty arises as to the proper interpretation, methodology, or other aspect of any financial statements, and if GAAP is applicable, then GAAP shall control. Otherwise Borrower agrees to accept Lender's reasonable determination regarding the proper interpretation, methodology, or other aspect of the financial statements.

            C. Without limiting the generality of the preceding subsections 20A and 20B, Borrower shall ensure that it properly allocates items to the Identification Division in accordance with the definition set forth in Section
17. In the event of any uncertainty or dispute concerning such allocations, Lender's determination made in good faith shall be final and binding upon Borrower; provided that as long as the Commerce Agreement is in effect, Lender's determination shall mirror the determination made by Commerce.

     21.    Reporting.

            A. Borrower agrees to deliver to Lender the following reports and information on the following conditions and terms:

                 (1) Within twenty calendar days after each Fiscal Monthly Close (defined below), (a) internally prepared financial statements of Borrower as a whole and of the Identification Division as a separate unit covering the prior month and the fiscal year to date, each such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow, (b) in a form reasonably acceptable to Lender, separate reports of Borrower's and the Identification Division's cash receipts and disbursements for the prior month and the fiscal year to date, including separate analyses of Borrower's and the Identification Division's overall debt position, (c) separate aging lists of Borrower's and the Identification Division's accounts receivable and accounts payable, and (d) the Monthly Report in the form attached to this agreement as Exhibit D, such report to be certified by Borrower's President, Treasurer, Chief Financial Officer, or Controller, together with a reasonable explanation of the assumptions and calculations made in preparing the Monthly Report;

                 (2) Within forty-five days after the end of each quarter of each of Borrower's fiscal years, (a) internally prepared consolidated, unconsolidated, and consolidating financial statements of Borrower as a whole and of the Identification Division as a separate unit, each such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow, (b) a quarterly and overall cash generation trend analysis for each of the Contracts, and (c) a report of all payables and receivables for the quarter for each of the Contracts;

                 (3) Within thirty days after the end of each of Borrower's fiscal years, (a) an internally prepared business operating plan for Borrower as a whole and for the

Identification Division as a separate unit for the upcoming fiscal year, including quarterly cash flow projections, and (b) a calendar for the upcoming fiscal year showing the dates on which, for Borrower's internal purposes, Borrower plans to close its books each month during such year (each such monthly closing date being identified in this agreement as a "Fiscal Monthly Close");

                 (4) Within one hundred twenty days after the end of each of Borrower's fiscal years, a financial statement of Borrower for the fiscal year most recently ended, including a statement of profit and loss, a balance sheet, and a statement of cash flow, audited by BDO Seidman, LLP, or by another independent certified public accountant reasonably satisfactory to Lender, together with any management letter and all other letters, reports, and other documents given by such accountant to Borrower;

                 (5) Within ninety days after the end of each fiscal year of Borrower, internally prepared consolidated, unconsolidated, and consolidating financial statements of Borrower as a whole and of the Identification Division as a separate unit, each such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow;

                 (6) Within fifteen days after their filing, copies of all documents filed by Borrower with the Securities and Exchange Commission (including segment reporting (x) on a reviewed basis for quarterly statements and (y) on an audited basis for annual statements); and

                 (7) At the same times when reports are due to be delivered to Lender pursuant to the preceding clauses (2) and (5), the applicable Compliance Certificates in one of the forms attached to this agreement as collective Exhibit H, such forms to be certified by Borrower's President, Treasurer, Chief Financial Officer, or Controller, together with a reasonable explanation of the assumptions and calculations made in preparing the Compliance Certificates.

            B. All financial statements and reports submitted to Lender shall be in such form as Lender from time to time reasonably requests. If Lender reasonably requests additional information and/or documents pertaining to the business or financial affairs of Borrower, then such information and documents shall be supplied to Lender within ten days after Lender's request.

            C. Borrower agrees to allow Lender and its representatives to inspect and copy any and all books, records, and other documents and information (including information stored electronically) concerning its business and finances. Lender shall be given such access to such documents and information during business hours, upon reasonable notice, and with such frequency (but not more than twice per fiscal year, absent an Event of Default) as Lender in good faith decides advisable. Borrower shall cooperate with Lender during such inspections and shall instruct its representatives, employees, bookkeepers, and accountants also to cooperate with Lender.

            D. At least quarterly, one or more senior officers of Borrower shall meet with Lender to assess Borrower's operating performance, performance under the Contracts and such other issues as Lender designates. Such meetings shall be held at times reasonably selected by Lender. At such meetings Borrower
(1) shall provide Lender with all documents and information reasonably requested in good faith by Lender and (2) shall make available any employees, agents and consultants requested by Lender in good faith.

     22. Standard representations and warranties. Borrower warrants and represents to Lender as follows.

            A. Organization. Borrower has been duly organized under the laws of Delaware; it is in good standing under the laws of (a) Delaware, (b) Massachusetts, and (c) every other jurisdiction in which it does business; it has the power and authority (i) to own its assets, (ii) to operate its business as presently conducted, (iii) to enter into this agreement, the other Loan Documents, and the Related Documents (all collectively "Principal Agreements") and (iv) to perform and observe its obligations under the Principal Agreements.

                 B. Authorization. The signing, delivery, and performance of the Principal Agreements (1) have been duly authorized by all required votes and other actions of Borrower and its stockholders and directors, (2) do not and will not contravene any law or regulation, (3) are in accord with Borrower's articles of organization, bylaws, and all other governing documents, and (4) do not and will not constitute a violation of, or a default under, any agreement, instrument, judgment, order, decree, permit, license, or undertaking binding upon Borrower or any of the Collateral, nor will the same result in the creation (other than in favor of Lender) of any mortgage, pledge, security interest, lien, encumbrance, or charge upon any of the Collateral.

                 C. Valid and binding obligations. The Principal Agreements and all of their terms and conditions are valid and binding obligations of Borrower and are enforceable against Borrower in accordance with such terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally.

                 D. Approvals. Except as set forth in Exhibit I, attached, Borrower's signing, delivery, and performance of its obligations under the Principal Agreements do not require any approval, consent, filing, or registration with (1) any government or governmental agency or authority, or (2) any non-governmental entity or person.

                 E. Ownership of collateral. Subject to the provisions of the Intercreditor Agreement, at the time the Borrower mortgages, pledges, assigns, or otherwise transfers to

Lender as collateral any interest in any property (1) Borrower is and shall remain the lawful owner of such interest; (2) Borrower now has and always shall retain the right to mortgage, pledge, assign, or otherwise transfer such interest; (3) no such interest now is, or shall be, mortgaged, pledged, assigned, or otherwise transferred to any person other than Lender, or in any way encumbered, without Lender's prior express written consent, and (4) Borrower shall defend the same against the claims and demands of all persons. This
Section 22E shall not be construed to bar Borrower from granting licenses or sublicenses in the ordinary course of business. Notwithstanding the other provisions of this Section 22E, Lender consents to (i) the licenses which Borrower has granted (and in the future may grant) to FBC and Commerce to enable them to exercise their rights under the FBC Purchase Agreement and the Commerce Agreement, respectively, and to (ii) other licenses granted in the ordinary course of business.

            F.   Intentionally left blank.

            G. Changes. Since December 31, 2002 there have been no changes in the assets, liabilities (contingent or otherwise), financial condition, operations, prospects, or business of Borrower, the effects of which have been materially adverse, individually or in the aggregate, except as disclosed in writing to Lender. Borrower (1) owns assets having a fair salable value in excess of the amount required to pay the probable liability on its existing and anticipated debts and other obligations, and (2) has access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature.

            H. Accuracy of Financial and Business Information. Borrower has given Lender various documents concerning its financial position, business operations, business prospects, and related matters, all of which are identified on the attached Exhibit K ("Initial Business Information"). All the Initial Business Information is true and accurate in all material respects. Borrower has disclosed to Lender all information which is reasonably necessary to make the Initial Business Information not misleading as to Borrower's finances, business, and prospects. Borrower has no reason to believe that any of the projections and forecasts set forth in the Initial Business Information do no represent reasonable estimates based on the assumptions contained therein, but there can be no assurance that the results reflected in such projections or forecasts will be attained.

            I. Events of Default. As of the date of this agreement, no Event of Default exists, and no circumstance or condition exists which, but for the passage of time or the giving of notice, or both, would constitute an Event of Default.

            J. Taxes. Borrower has filed all federal, state, and other tax returns which it is required to file and either has paid in full all required taxes, assessments, and other governmental charges or has established adequate reserves for any taxes which it is contesting. Borrower has established adequate reserves for the payment of all federal, state, and other tax liabilities not yet due and payable.

            K. Litigation. Except as disclosed on Schedule L, attached, there is pending or threatened against Borrower no litigation, proceeding, or governmental investigation, administrative or judicial, which if decided adversely might have a materially adverse effect on Borrower's business, properties, or condition (whether financial or otherwise) or on its ability to perform its obligations under the Principal Agreements.

            L. Margin rules. No portion of the Loan is being or will be used to purchase or carry any "margin security" or "margin stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, or to extend credit to others for such purposes. Borrower is not engaged principally in, or has as one of its important activities, the business of extending credit to purchase or carry any such margin security or margin stock. If requested by Lender, Borrower will furnish Lender with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in such Regulations.

            M. ERISA. (1) No "Employee Benefit Plan" (as such term is defined in the Employee Retirement Income Security Act of 1974 and the regulations thereunder, as the same have been or shall be amended ("ERISA") from time to time maintained by Borrower (individually a "Plan" and collectively the "Plans") or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) which would subject such Plan or Plans or any benefits vested under any such Plan or Plans (individually the "Pension Plan" and collectively "Pension Plans") or any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or Pension Plan, to a tax or penalty on prohibited transactions imposed by Section 4972 of the Internal Revenue Code ("Code"); (2) no Pension Plan, Plan, or trust created thereunder has been terminated, and there have been no reportable events (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA; (3) no Pension Plan, Plan, or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 412(a) of the Code) whether or not waived, since the effective date of ERISA; and (4) Borrower is not now and never has been a party to any multi-employer pension or benefit plan.

            N. Compliance. Borrower possesses all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations, and other rights and privileges (including patents, trademarks, trade names, and copyrights) to allow it to own and operate its business without any material violation of law or of the rights of others. Borrower is duly authorized, qualified, licensed under, and in material compliance with, all laws, regulations, authorizations, and orders of public authorities to the extent that the same are necessary or applicable to the ownership and operation of its business.

            O. Hazardous materials. Borrower has not violated any local, state, or federal law or regulation relating to the storage, generation, use, transportation, treatment, or disposal of solid wastes, and to Borrower's knowledge no such violation has occurred at any time at, on, or from any real estate ever owned by Borrower or any predecessor in interest of Borrower. To Borrower's knowledge there has occurred no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind of any toxic or hazardous substances as defined under any applicable local, state, or federal laws or regulations on any such real estate or into the environment surrounding any such real estate other than those releases of waste water or air emissions permissible under such laws or regulations or allowable under valid permits held by Borrower or any predecessor in interest. Borrower has no knowledge of any facts which could form a basis for any liabilities, damages, obligations, losses, or expenses relating to any such environmental conditions. Borrower has received no notice of responsibility or other notice or demand relating to any alleged violation of any law or regulation relating to hazardous substances or environmental conditions.

            P. Accuracy of books and records. All books and records of Borrower accurately reflect in all material respects all matters and transactions which should be reflected therein.

            Q. No Subsidiaries. Except as set forth in Exhibit M, Borrower (1) has no wholly owned subsidiaries and (2) has no investments in the stock or securities of any other corporation, firm, partnership, trust, or other entity.

            R. Insurance. Borrower now maintains and always has maintained insurance coverage against such risks and in such amounts as is reasonably necessary to protect its assets against all reasonably foreseeable claims for property damage, personal injury, and other risks.

      23. Standard Covenants. Borrower covenants and agrees with Lender that as long as any of the Obligations remains to be paid or performed:

            A. Legal existence and good standing. Borrower will maintain its legal existence and good standing in the state of its organization. Borrower will maintain its qualification to do business in every other state in which it is currently qualified for so long as such qualification is required by law. Borrower will qualify to do business in every other state in which such qualification becomes required by law and thereafter will maintain such qualification for so long as such qualification is required by law.

            B. Conduct of Business. Borrower will duly observe and comply in all material respects with all applicable laws and all requirements of any governmental authorities relative to its assets and to the conduct of its business. Borrower will obtain, maintain, and keep in full force and effect, all authorizations, approvals, consents, franchises, restrictions, licenses, permits and other rights and privileges necessary to the proper conduct of its business.

            C. Losses and disputes regarding collateral. Borrower immediately will notify Lender of any event materially adversely affecting any material part of the Collateral or the value or amount thereof.

            D. Maintenance and insurance of assets; other insurance. Borrower will insure its assets against such hazards and liabilities, in such form and amounts, and with such insurers, as may be reasonably satisfactory to Lender. Borrower will maintain insurance against such other risks and liabilities, including liability for property damage and personal injury, in such form and amounts, and with such insurers, as may be reasonably satisfactory to Lender. From time to time on Lender's request, and without any request at least thirty days before any insurance policy is due to expire, Borrower will provide Lender with certificates of the foregoing insurance policy or policies.

             E.   Taxes. Borrower will pay or cause to be paid:

                  (1) All taxes, assessments, and other governmental charges on or against it or its properties prior to such taxes becoming delinquent, unless such tax, assessment, or charge is being contested in good faith by proper legal proceedings and adequate reserves have been established and maintained therefor;

                  (2) All excise, sales, and other taxes or charges which become due and payable with respect to any sale or other transaction giving rise to any account receivable or other right to the payment of money or with respect to the collection thereof.

             F. Limitations on indebtedness. Borrower shall not incur any New Indebtedness without Lender's prior express written consent. "New Indebtedness" includes any actual or contingent liability arising after the date of this agreement from (1) an extension of credit, (2) a guaranty of another's indebtedness or obligations, or (3) any other consensual transaction which creates in Borrower a direct or indirect obligation of future payment; New Indebtedness does not include, however, (i) indebtedness incurred in financing a New Customer Contract or a Modification, provided that such financing is permissible under Section 13A, (ii) indebtedness to vendors incurred in the ordinary course of business, provided that (a) the vendor's invoice is payable within ninety (90) days after the delivery of the goods or services, and (b) Borrower's payment of the invoice is not more than thirty (30) days overdue, unless Borrower is disputing the invoice in good faith, and (iii) indebtedness owed to Lender.

                  G. Restrictions on liens. [Intentionally omitted in favor of other Loan Documents.]

                  H. Restrictions on guarantees. [Intentionally omitted in favor of Section 10A and Section 23F.]

                  I. ERISA Compliance. Neither Borrower nor any Pension Plan of Borrower will:

                        (1) engage in any prohibited transaction (as defined in Section 406 of ERISA);

                        (2) incur any "accumulated funding deficiency" (as defined in Section 412(a) of the Code or Section 302 of ERISA), whether or not waived; or

                        (3) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower.

                  J.    Pension Plans.

                        (1) With respect to any Pension Plan the benefits under which are guaranteed in whole or in part by the Pension Benefit Guaranty Corporation (the "PBGC"), Borrower shall:

                                 (a)  Fund each Pension Plan as required by the
provisions of Section 412 of the Code and Section 302 of ERISA;

                                 (b)  Cause each Pension Plan to pay all
benefits when due in accordance with applicable law; and

                                 (c)  Furnish to Lender (i) written notice of
the occurrence of a Reportable vent (as such term is defined in Section 4043 of ERISA), such notice to be given promptly, but in any event within five (5) days of the occurrence of a Reportable Event with respect to a Pension Plan; (ii) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 4122 of the Code and Section 302 of ERISA, such copy to be furnished not later than the date of submission of the request to the Department of Labor or to the Internal Revenue Service (the "IRS"), as the case may be; (iii) a copy of any notice of intent to terminate any Pension Plan, such copy to be furnished no later than the date of submission to the PBGC; and (iv) notice that Borrower will or may incur any liability to or on account of a Pension Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, such notice to be given within the ten (10) days after Borrower knows or has reason to know thereof. Any notice to be provided to Lender under this Section shall include a certificate of Borrower's chief financial officer setting forth details as to such occurrence and the action, if any, which is required or proposed to be taken, together with any notices required or proposed to be filed with or by Borrower, the PBGC, the IRS, the trustee, or the plan administrator with respect thereto.

                  (2)   Borrower shall furnish to Lender, no later than fifteen
(15) days after the date of filing, a copy of the annual report of each Pension Plan or Plan (Form 5500 or comparable form) required to be filed with the IRS and/or the Department of Labor.

             K. Notification of default. Within five (5) business days after becoming aware of the existence of any condition or event which with or without the giving of notice or the passage of time, or both, would cause or constitute an Event of Default, Borrower shall give Lender written notice thereof, specifying the nature of the matter and the action being taken or proposed to be taken with respect thereto.

                  L. Notification of litigation. Borrower shall notify Lender in writing of any litigation commenced against it and of any proceeding commenced against or concerning it by any governmental agency or authority, if there is any reasonable likelihood that such litigation or proceeding, singly or in combination with others, reasonably might be expected to have a material adverse effect upon it. Such notice shall be given within five business days after the commencement of the action or proceeding.

                  M. Notification of material adverse change. Borrower shall notify Lender within five business days after there occurs or arises any circumstance or event which might reasonably be expected to constitute or cause either a material adverse change in its financial or business condition or a material diminution in the value of its tangible or intangible property.

                  N. Maintenance of books and records. Borrower will keep adequate records and books of account, in which true and complete entries will be made reflecting all of the material business and financial transactions relating to its business and its assets.

                  O. Inspection by Lender. Borrower will permit Lender from time to time on reasonable notice to inspect its facilities, assets and business records and to copy any business records selected by Lender.

                  P. Further assurances. Borrower shall sign and deliver such additional documents, instruments, and other papers, and shall take all such actions, as Lender reasonably requires to assure to Lender its rights under this agreement and the other Loan Documents and to carry into effect the provisions and intent of this agreement.

                  Q. Environmental regulations and hazardous materials. Borrower will comply in all material respects at all times with any and all applicable federal, state, and local laws, rules, orders, and regulations governing hazardous materials, hazardous wastes, or oil as defined in any local, state, or federal laws, rules, orders, and regulations; and will otherwise comply in all material respects with all laws and regulations relating to pollution control in all jurisdictions in which it operates.

                  R. Merger and consolidation. Borrower shall not consolidate with or merge with or into any other corporation or other entity.

                  S. Performance of Other Contracts. Borrower shall perform and observe all of its material duties and obligations under its present and future contracts and agreements with customers, lenders, lessors, lessees, and other persons and organizations, including but not limited to the Commerce Agreement and the FBC Agreement.

             24. Events of Default. An event of default under this agreement ("Event of Default") shall be:

                        (a) any violation, breach, non-compliance, or failure by or as to Borrower with respect to any duty, obligation, agreement, covenant, warranty, representation, or other undertaking set forth in this agreement, if the same has continued beyond the expiration of any expressly applicable cure period or grace period, unless all four of the following occur: (i) this agreement provides no specific grace period, (ii) in Lender's good faith opinion the occurrence or circumstance is readily curable by Borrower; provided that as long as the Commerce Agreement is in effect Lender's opinion shall mirror the determination made by Commerce, (iii) Borrower promptly commences to effect a cure, and (iv) Borrower completes the cure to Lender's reasonable satisfaction within the shortest reasonable period, which shall not exceed thirty days after written notice from Lender;

                        (b) any other event, circumstance, or occurrence which is specifically designated in this agreement as an Event of Default;

                (c) any default or event of default by or as to Borrower under any of the other Loan Documents or the Related Documents, if the same has continued beyond the expiration of any expressly applicable cure period or grace period;

                (d) any event, circumstance, or occurrence which constitutes a default under the terms of (i) any other loan or credit facility made or extended to Borrower by Lender after the date of this agreement, (ii) any loan or other credit facility extended to Borrower at any time by FBC, Commerce, or any other person or entity other than Lender, including not only loans and credit facilities in existence on the date of this agreement but also loans and credit facilities extended to Borrower hereafter (collectively "Third-Party Loans"), if the sum of the balance due on such loan, plus the balance due on all other Third-Party Loans as to which Borrower is in default, exceeds $250,000, or
(iii) any lease of any nature in which Borrower is the lessee and the sum of the balance remaining to be paid by Borrower, plus the balance remaining to be paid by Borrower on all other leases on which Borrower is in default, exceeds $250,000, whether such lease now exists or comes into existence hereafter, unless such lease default is cured completely in accordance with the terms of the governing documents;

                (e) without limiting the generality of the foregoing subsection 24(d), (i) any "Termination Event" as defined in the FBC Agreement or
(ii) any "Event of Default" as defined in the Commerce Agreement, unless fully and timely cured within an expressly applicable notice period or grace period thereunder;

                (f) any material adverse change in Borrower's financial condition, as determined in good faith by Lender; provided that as long as the Commerce Agreement is in effect Lender's determination shall mirror the determination made by Commerce;

                (g)   the termination of any of the Contracts;

                (h) the creation of an Overadvance which continues for a period of 3 business days after the earlier of Borrower's knowledge of the Overadvance or written notice from Lender; or

                (i) any failure by Borrower to perform, keep or observe any term, provision, condition, or covenant in any other contract or agreement between the Borrower and Lender, if the same has continued beyond the expiration of any expressly applicable cure period or grace period.

       24.1. Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Lender may (a) declare all Obligations, whether evidenced by this agreement, or by any of the other Loan Documents or the Related Documents, immediately due and payable (b) cease advancing money to or for the benefit of Borrower under this agreement, under any of the other Loan Documents, or under any of the Related Documents, (c) terminate this agreement, any of the other Loan Documents or any of the Related Documents as to any future liability or obligation of the Lender, but without affecting any of the Lender's security interests in the Collateral and without affecting the Obligations, (d) exercise any other rights and remedies available to it pursuant to the Notes, Security Agreement or the Intellectual Property Security Agreement dated as of the date hereof between Borrower and Lender ("IP Security Agreement"), and (e) exercise any other rights and remedies available to it at law or in equity pursuant to any of the Loan Documents or any of the Related Documents. The rights and remedies of the Lender under this agreement, the other Loan Documents, the Related Documents, and all other agreements shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law, or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the

Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender shall constitute a waiver, election, or acquiescence by it.

          25. Certain waivers. EACH OF LENDER AND BORROWER HEREBY WAIVES AND RELEASES IRREVOCABLY ITS RIGHTS (1) TO HAVE A TRIAL BY JURY IN ANY ACTION TO WHICH LENDER AND BORROWER ARE PARTIES, WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE, AND (2) TO ASSERT IN ANY SUCH ACTION ANY CLAIM FOR PUNITIVE DAMAGES, EXEMPLARY DAMAGES, CONSEQUENTIAL DAMAGES, AND ANY OTHER DAMAGES WHATSOEVER OTHER THAN ACTUAL DAMAGES. In this section the terms "Lender" and "Borrower" include all the parties' stockholders, directors, officers, employees, attorneys, and agents. This section is intended by Lender and Borrower to apply with full force and effect to all of the Loan Documents as if it were set forth in full in each one of the Loan Documents.

          26. Indemnity. Borrower shall indemnify Lender against, and hold Lender harmless from, any and all losses, damages, liabilities, claims, causes of action (whether legal, equitable, or administrative), judgments, court costs, and legal or other expenses (including reasonable attorneys' fees) which Lender may suffer or incur as a direct or indirect consequence of (a) Lender's performance of this agreement or any of the other Loan Documents or any of the Related Documents, including, without limitation, Lender's exercise or failure to exercise any rights, remedies, or powers; (b) Borrower's failure to perform any of Borrower's obligations as and when required by this agreement or by any of the other Loan Documents or the Related Documents, including, without limitation, any failure, at any time, of any representation or warranty of Borrower to be true and correct and any failure by Borrower to satisfy any condition; (c) any claim or cause of action of any kind by any person or entity to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory of derivative liability or otherwise; (d) any act or omission by Borrower or any other person or entity, with respect to any of the Contracts; or (e) any claim or cause of action of any kind by any person or entity which would have the effect of denying Lender the full benefit or protection of any provision of the Loan Documents or the Related Documents. Lender's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired, or eliminated in any way by any finding or allegation that Lender's conduct is active, passive, or subject to any other classification, or that Lender is directly or indirectly responsible under any theory of any kind, character, or nature for any act or omission by Borrower or any other person or entity except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort, gross negligence, or act of bad faith which Lender itself is determined by the judgment of a court of competent jurisdiction to have committed. Borrower shall pay any indebtedness arising under this Section 26 to Lender immediately upon demand by Lender. Borrower's obligations under this Section 26 shall survive the termination of this agreement.

     27.    Miscellaneous.

            A. Costs. Borrower shall reimburse Lender on demand for all fees, costs and expenses, including without limitation Lender's reasonable legal fees, incurred by or on behalf of Lender in connection with (1) the closing of the transactions contemplated by this agreement and any Additional Advances under this Agreement, (2) the Account Control Agreement, (3) the future amendment of this agreement or any of the other Loan Documents, (4) the negotiation or other resolution of any uncertainty, dispute, or controversy arising from or connected with the transactions contemplated by this agreement, (5) the enforcement of any rights or remedies which are made available to Lender by the specific terms of this agreement, by the specific terms of any of the other Loan Documents, or by law, and (6) the Loan Agreement dated May __, 2003 between Lender and Fleet National Bank. The costs and expenses covered by this Section 27A shall include, without implied limitation, all costs and expenses incurred by Lender (including reasonable legal fees) in connection with any bankruptcy case, bankruptcy proceeding, or other bankruptcy matter in which Borrower is a debtor, regardless of the capacity or capacities in which Lender is involved in any such bankruptcy. Nothing in this Section 27A shall be construed to limit Lender's rights or Borrower's obligations under any other provision of this agreement.

            B. Termination. This agreement shall terminate when the Loans have been paid in full pursuant to the terms of the Notes or at the election of the Lender upon the occurrence and during the continuation of an Event of Default, provided however, Sections 26 and 27A shall survive termination. On the date of the termination of this agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's security interest in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender's obligations to provide additional credit hereunder have been terminated. When this agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's security interest with respect to the Collateral.

           C. Modification. This agreement may be amended only in a writing which is signed by both parties to this agreement and is designated as an amendment of this agreement.

           D. Governing law; venue. This agreement has been negotiated and signed in Massachusetts, and it will be administered primarily in Massachusetts. All parties have relied upon the applicability of the internal laws of Massachusetts. Accordingly, this agreement shall be interpreted and enforced in accordance with the internal laws of Massachusetts, without giving effect to any law or doctrine which would dictate application of the law of another state. The parties further agree that Massachusetts is the proper venue for any action by Borrower arising from or relating to the Obligations. Accordingly, Borrower covenants and agrees with Lender (a) not to commence against Lender any action in any court sitting outside Massachusetts, (b) not to seek to transfer to any court sitting outside Massachusetts any action commenced in Massachusetts, and
(c) not to oppose on grounds of improper venue or forum non conveniens any action commenced by Lender in a court sitting in Massachusetts. Borrower acknowledges that the provisions of this section warrant enforcement in equity.

           E. Binding effect. This agreement is binding upon the successors and assigns of both parties, and it inures to the benefit of such successors and assigns; provided, however, that neither party shall have the right to assign any of its rights or obligations under this Agreement or otherwise in connection with the Loans without the prior written consent of the other.

           F. Severability. Even if one or more provisions of this agreement are determined by a court to be invalid or unenforceable, the remaining provisions of this agreement nevertheless shall continue in effect.

           G. Remedies cumulative. All rights and remedies afforded Lender by this agreement are cumulative; none shall be construed to limit or impair any rights or remedies afforded Lender by the other Loan Documents or by law.

           H. No waiver. No failure to act, omission, or forbearance by Lender to exercise its rights under any or all of the Loan Documents shall constitute a waiver by Lender of such right, regardless of how long such failure to act, omission, or forbearance continues, unless Lender expressly waives such right in writing. No waiver by Lender of any in one instance shall constitute a waiver in any other instance unless Lender expressly so states in writing.

           I. Corrections. Borrower agrees to sign and deliver to Lender such instruments as Lender reasonably requests to correct any of the Loan Documents which Lender reasonably determines needs correction. Lender shall bear all its own expenses in connection therewith.

           J. No assignment. None of Borrower's rights under this agreement may be assigned, pledged, or otherwise transferred, nor may any of Borrower's duties be delegated.

           K. No Third Parties Benefited. This agreement is entered into for the sole protection and benefit of Lender and Borrower and their permitted successors and assigns. No other person or entity shall have any right of action under this agreement.

           L. Notices. All notices given under this agreement shall be given in writing and shall be deemed served upon (1) actual receipt by the addressee or (2) if mailed, upon the expiration of seventy-two (72) hours after deposit in United States Postal Service by certified mail, postage prepaid, addressed to the address of Borrower or Lender appearing below, which addresses may be changed by notice given in the same manner:

       Borrower:                                  Lender:

       30 Porter Road                             30 Porter Road
       Littleton, MA  01460                       Littleton, MA  01460
       Attention: Chief Financial Officer         Attention: Chief Financial
                                                  Officer

       With a copy to:

       Joseph C. Schmelter                        Peter M. Palladino, P.C.
       Venable, Baetjer and Howard, LLP           Choate, Hall & Stewart
       8010 Towers Crescent Drive, Suite 300      Exchange Place
       Vienna, VA 22182                           53 State Street
                                                  Boston, MA 02109

           M. Relationship of Parties. For purposes of this agreement, the relationship of Borrower and Lender is, and shall at all times remain, solely that of borrower and lender.

           N. Entire agreement. This agreement, the other Loan Documents and the Related Documents set forth the parties' entire understanding, superseding all prior negotiations, promises, and agreements.

           O. Counterparts; Telefacsimile Execution. This agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this agreement. Any party delivering an executed counterpart of this agreement by telefacsimile also shall deliver an original executed counterpart of this agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

           P. Nondisclosure agreement. Borrower and Lender are parties to a certain "Confidentiality Agreement" dated May 30, 2003 ("Nondisclosure Agreement"), which restricts Lender's dissemination of certain documents and information relating to the Borrower.

           Q. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         Signed as a sealed instrument May 30, 2003.

Witnesses:                                Parties:

                                          LAU ACQUISITION CORP.

Paul T. Principato                            /s/ Joanna Lau
------------------                        By: -------------------------------
                                              Name: Joanna Lau
                                              Title: President and CEO

                                          VIISAGE TECHNOLOGY, INC.

Joan M. Albertelle                            /s/ William K. Aulet
------------------                        By: -------------------------------
                                              Name: William K. Aulet
                                              Title: Senior VP and CFO

                                Index of Exhibits

A.   Conditions Precedent and Conditions Subsequent

B.   Loan Documents (Section 4A).

C.   Related Documents (Section 4B).

D.   Monthly Report (Section 21A(1)).

E.   Contracts (Section 7A).

F.   [Reserved.]

G.   [Reserved.]

H.   Compliance Certificates (Section 21A). I. Consents and Approvals (Section
     22D).

J.   [Reserved.]

K.   Initial Business Information (Section 22H).

L.   Litigation (Section 22K).

M.   Interests in other entities (Section 22Q).

                                    Exhibit A

                              Conditions Precedent

       1. Lender shall have received all financing statements required by Lender, and Lender shall have received searches reflecting the filing of all such financing statements;

       2. Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

       (a) a letter from KEF to Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to KEF and to obtain a release of all of the liens existing in favor of KEF in and to the assets of Borrower, together with Uniform Commercial Code termination statements and other documentation evidencing the termination by KEF of its liens in and to the properties and assets of Borrower;

       (b) the Loan Agreement;

       (c) the Georgia Note;

       (d) the Arkansas Note;

       (e) the Oklahoma Note;

       (f) the Wisconsin Note;

       (g) the Security Agreement;

       (h) the Account Control Agreement;

       (i) a Collateral Assignment of Contacts between the Borrower and Lender for each of the Contracts;

       (j) an instructional letter executed and delivered by Borrower to Lender regarding the Loans to be made on the date hereof;

       (k) the Related Documents;

       (l) the Nondisclosure Agreement;

       (m) the IP Security Agreement;

       (n) the amendment dated the date hereof to the FBC Agreement;

       (o) the amendment dated the date hereof to the Commerce Agreement;

       3. Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this agreement, the other Loan Documents and the Related Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

       4. Lender shall have received copies of Borrower's Certificate of Incorporation and Bylaws, as amended, modified, or supplemented, certified by the Secretary of Borrower;

       5. Lender shall have received a certificate of status with respect to Borrower, dated within 10 days of the date of this agreement, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

       6. Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the date of this agreement, such certificates to be issued by the appropriate officer of the states of Georgia, Arkansas, Oklahoma and Wisconsin, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

       7. Borrower shall pay all Lender's costs and expenses, including without limitation Lender's reasonable legal fees, incurred in connection with the transactions evidenced by this agreement;

       8. Borrower shall have received all approvals or consents required by any third party in connection with the execution and delivery by Borrower of this agreement, any other Loan Document or the Related Documents or with the consummation of the transactions contemplated hereby and thereby except as set forth below; and

       9. All other documents and legal matters in connection with the transactions contemplated by this agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

                              Conditions Subsequent

       1. Within 60 days of the date of this agreement, Borrower shall have received all approvals or consents required by the States of Georgia, Arkansas, Oklahoma and Wisconsin in connection with the execution and delivery by Borrower of this agreement, any other Loan Document or the Related Documents or with the consummation of the transactions contemplated hereby and thereby.

                                    Exhibit B

                                 Loan Documents

The following is a list of the Loan Documents as of the date of this agreement:

       1.  Loan Agreement.

       2.  Georgia Note.

       3.  Arkansas Note.

       4.  Oklahoma Note.

       5.  Wisconsin Note.

       6.  Security Agreement.

       7.  Account Control Agreement.

       8. The Collateral Assignments of Contacts between the Borrower and Lender for each of the Contracts.

       9. The instructional letter executed and delivered by Borrower to Lender regarding the Loans to be made on the date of this agreement.

       10. Nondisclosure Agreement.

       11. IP Security Agreement.

                                    Exhibit C

                                Related Documents

The following is a list of the Related Documents as of the date of this agreement:

1.  Consents by Georgia, Arkansas, Oklahoma and Wisconsin.

2.  Intercreditor Agreement.

3.  Consent by Commerce.

4.  Commerce Agreement.

5.  FBC Agreement.

                                    Exhibit D

                                 Monthly Report

                                  See Attached.

                                    Exhibit D

                             FORM OF MONTHLY REPORT

Cash Flow Analysis for Contract

Name of Contract

Billings

--------------------------------------------------------------------------------
Remaining Cash Contract Value
--------------------------------------------------------------------------------

Contract Expenses
Inventory Adjustment

--------------------------------------------------------------------------------
Estimated Cash to Complete
--------------------------------------------------------------------------------

Leasing Draws
Principal Payments

Debt Balance
Remaining Interest
--------------------------------------------------------------------------------
Remaining Cash Profit
--------------------------------------------------------------------------------
CP % of Contract Value
Excess Cash per Acct Ctrl Agment

Interest Payment

                                    Exhibit E

                                    Contracts

See the following state contracts attached:

     Arkansas

     Georgia

     Oklahoma

     Wisconsin

                                   Exhibit H-1

                        Quarterly Compliance Certificate

       Pursuant to Section 21 of a certain Loan Agreement ("Loan Agreement") dated May 30, 2003, between Viisage Technology, Inc. ("Borrower") and Lau Acquisition Corp. ("Lender"), I certify to Lender as follows:

       A.  Profitability.

           (1) For the quarter of Borrower's fiscal year ending _______________, _______ ("Quarter End"), the Identification Division's net income, excluding consideration of income taxes, was $____________.

           (2) For the quarter of Borrower's fiscal year ending _______________, ____, Borrower's net income, excluding consideration of income taxes, was $________.

       B. Net worth. At Quarter End, Borrower's Tangible Net Worth was $_____________. The minimum required by the Loan Agreement was $_________.

       C. Debt to worth. At Quarter End, the ratio of Borrower's Indebtedness to its Tangible Net Worth was ________ to 1.00.

       D. Debt service coverage. At Quarter End, the ratio of the Identification Division's Operating Cash Flow to its Debt Service Liability, for the four most recent quarters, was ____________ to 1.00.

       E. Capital expenditures. During Borrower's current fiscal year to date through Quarter End, Borrower's internally financed capital expenditures total $____________.

       F. Cash. As of Quarter End, Borrower had $_________ of unencumbered cash.

       Borrower is in compliance with the covenants referenced in paragraphs ________ of this certificate. Borrower is not in compliance with the covenants referenced in paragraphs _________ of this certificate.

       I further certify that in calculating the figures stated above I have followed all applicable provisions of the Loan Agreement and have interpreted all capitalized terms in accordance with the applicable provisions of the Loan Agreement.

                                                    Viisage Technology, Inc.

Date: ____________                                  By:_________________________

                                   Exhibit H-2

                          Annual Compliance Certificate

       Pursuant to Section 21 of a certain Agreement ("Loan Agreement") dated May 30, 2003, between Viisage Technology, Inc. ("Borrower") and Lau Acquisition Corp. ("Lender"), I certify to Lender as follows:

       A. Annual Profitability. For the fiscal year ending ______________, _______ ("Year End"), Borrower's net income, excluding consideration of income taxes, was $___________.

       B. Net worth. At Year End, Borrower's Tangible Net Worth was $_____________. The minimum required by the Loan Agreement was $___________.

       C. Debt to worth. At Year End, the ratio of Borrower's Indebtedness to its Tangible Net Worth was ________ to 1.00.

       D. Debt service coverage. At Year End, the ratio of the Identification Division's Operating Cash Flow to its Debt Service Liability, for the entire fiscal year, was ____________ to 1.00.

       E. Capital expenditures. During the fiscal year just ended, Borrower's internally financed capital expenditures totaled $____________.

       Borrower is in compliance with the covenants referenced in paragraphs ________ of this certificate. Borrower is not in compliance with the covenants referenced in paragraphs _________ of this certificate.

       I further certify that in calculating the figures stated above I have followed all applicable provisions of the Loan Agreement and have interpreted all capitalized terms in accordance with the applicable provisions of the Loan Agreement.

                                                   Viisage Technology, Inc.

Date: ____________                                 By:_________________________

                                    EXHIBIT I

                                    Approvals

1.  Commerce

2.  The State of Wisconsin

3.  The State of Georgia

4.  The State of Oklahoma

5.  The State of Arkansas

                                    EXHIBIT K

                          Initial Business Information

1. Cash Flow Analysis of Borrower for the 6 month period ending October 30,
   2002.

2. Cash Flow Forecast of Borrower for the 12 month period ending April 30, 2004.

                                    Exhibit L

                                   Litigation

                                      None

                                    Exhibit M

                          Subsidiaries and Investments

1.  VIDS Acquisition Corporation, a Delaware corporation.

2.  Viisage Australia, Ltd., an Australian entity.